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                                                                     EXHIBIT 5.1
                                 BRYAN CAVE LLP
                           700 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20005-3960
                                 (202) 508-6000
                            FACSIMILE: (202) 508-6200


                                  July 24, 1998


Board of Directors
Bowmar Instrument Corporation
3601 E. University Drive
Phoenix, Arizona  85034

Gentlemen:

                  We have acted as counsel to Bowmar Instrument Corporation, an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-4, No. 333-56565 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the merger (the "Merger") in accordance with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 3, 1998, and as amended, by and among the Company, Electronic Designs, Inc., a Delaware corporation ("EDI") and Bravo Acquisition Subsidiary, a Delaware corporation, and to the registration under the Securities Act of (a) up to 10,000,000 shares of the common stock, stated value $0.10 per share, of the Company (the "Common Stock"), and associated common stock purchase rights, to be issued pursuant to the Merger to the holders of the common stock, par value $0.01 per share, of EDI; and (b) 1,600,000 shares of Common Stock, and associated common stock purchase rights, issuable upon the exercise of the Common Stock Purchase Warrants to be issued by the Company in connection with the Merger to the holders of common stock purchase warrants of EDI (the 11,600,000 shares of Common Stock collectively referred to herein as the "Shares").

                  In connection therewith, we have examined and relied as to matters of fact upon the Registration Statement, including the Joint Proxy Statement/Prospectus, originals or copies certified to our satisfaction of the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Code of By-Laws of the Company, certificates of public officials, statements and certificates of officers of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates, opinions and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

                  In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and

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the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. We have also assumed the due authorization, execution and delivery of all documents.

                  Based upon the foregoing, and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the following opinion:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana; and

                  2. The Shares referred to above, to the extent actually issued pursuant to the Merger Agreement or the Common Stock Purchase Warrants, as the case may be, will, when so issued, be duly and validly issued and will be fully paid and non-assessable.

                  This opinion is not rendered with respect to any laws other than the laws of the United States of America, the Indiana Business Corporation Law and the Delaware General Corporation Law.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission relating thereto.

                                                     Very truly yours,



                                                     BRYAN CAVE LLP







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